Exhibit 32.1

ERTIFICATION PURSUANT TO 18 U.S.C. Sec.1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Park City Group, Inc. (the “Company”) on Form 10-K for the period ending June 30, 2022 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Randall K. Fields, Principal Executive Officer of the Company, and John Merrill, Principal Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 28, 2022	By:	/s/ Randall K. Fields Randall K. Fields Chief Executive Officer, Chairman and Director (Principal Executive Officer)

Date: September 28, 2022	By:	/s/ John Merrill John Merrill Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)